UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 7, 2026

 BridgeBio Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38959	84-1850815
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3160 Porter Dr., Suite 250
Palo Alto, CA		94304
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 391-9740
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BBIO	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01      Entry Into a Material Definitive Agreement.
On May 7, 2026, BridgeBio Pharma, Inc. (the “Company”) filed a registration statement on Form S-3ASR (File No.: 333-295678, the “Registration Statement”) under Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”) with the Securities and Exchange Commission.
In addition, on May 7, 2026, the Company entered into an Equity Distribution Agreement (the “Agreement”) with Goldman Sachs & Co. LLC (“Goldman Sachs”) and Leerink Partners LLC (“Leerink Partners”, and together with Goldman Sachs, the “Sales Agents”) with respect to an “at-the-market” offering program under which the Company may issue and sell, from time to time at its sole discretion and pursuant to a prospectus supplement, shares of its common stock, par value $0.001 per share (“Common Stock”), having an aggregate offering price of up to $500,000,000 (the “Placement Shares”), through the Sales Agents. The issuance and sale, if any, of the Placement Shares may be by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act, including, without limitation, sales made directly on the Nasdaq Global Select Market (“Nasdaq”), or on any other existing trading market for the Common Stock.
The Company is not obligated to make any sales of Common Stock, and the Sales Agents are not required to sell any specific number or dollar amount of shares of the Common Stock, under the Agreement. The Company or the Sales Agents may suspend or terminate the offering of Placement Shares upon notice to the other party and subject to other conditions.
Subject to the Company’s request to sell Placement Shares, the Sales Agents will act on a best efforts basis and use commercially reasonable efforts to sell on the Company’s behalf, from time to time consistent with its normal sales practices and applicable state and federal laws, rules and regulations and Nasdaq rules, such Placement Shares based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Sales Agents a commission of up to 3.0 percent (3.0%) of the gross proceeds of any Placement Shares sold through the Sales Agents under the Agreement, and also has provided the Sales Agents with customary indemnification and contribution rights.
The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 1.02      Termination of a Material Definitive Agreement
On May 7, 2026, in connection with entering into the Agreement, the Company agreed with Goldman Sachs and Leerink Partners (formerly known as SVB Securities LLC), to terminate that certain Equity Distribution Agreement, dated May 4, 2023, by and among the Company, Goldman Sachs and Leerink Partners, effective as of May 7, 2026.

Forward-Looking Statements

To the extent that statements in this Current Report on Form 8-K are not strictly historical, all such statements are forward-looking, and are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms “expect,” “anticipate,” “believe,” “estimate,” “project,” “may,” “plan,” “will,” “would,” “should” and “intend,” and other words or phrases of similar import are intended to identify forward-looking statements. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on the Company’s current beliefs and expectations as to such future outcomes. For a discussion of other risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and other reports filed with the Securities and Exchange Commission. The Company cautions readers not to place undue reliance upon any forward-looking statements as the statements in this current report on Form 8-K are valid only as of the date hereof and disclaims any obligation to update this information, except as may be required by law. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.
Item 9.01      Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

1.1
Equity Distribution Agreement dated May 7, 2026 by and among BridgeBio Pharma, Inc., Goldman Sachs & Co. LLC and Leerink Partners LLC (incorporated by reference to Exhibit 1.2 to the Registration Statement on Form S-3ASR (File No.: 333-295678).

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BRIDGEBIO PHARMA, INC.

Date:	May 8, 2026	By:	/s/ Thomas Trimarchi
Thomas Trimarchi, Ph.D. President and Chief Financial Officer